UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 30, 2022
Date of Report (date of earliest event reported)

COPART INC
(Exact name of registrant as specified in its charter)

Delaware		000-23255		94-2867490
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

14185 Dallas Parkway	Suite 300	Dallas	Texas	75254
				(Zip Code)
(972) 391-5000
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

INFORMATION INCLUDED IN THIS REPORT
Section 5 — Corporate Governance & Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2022, the Board of Directors (the "Board") of Copart, Inc. (the "Company") amended and restated the Company's Bylaws to create flexibility, among other things, for the appointment of more than one chief executive officer, and unanimously elected Jeffrey Liaw as co-chief executive officer, effective April 1, 2022, to serve as a chief executive officer of the Company along with the Company' s existing chief executive officer A. Jayson Adair.

Mr. Liaw, 45, has served as the Company's President and CEO North America since February 2021, as the Company's President since October 2020, as the Company's President and Chief Financial Officer between September 2019 and October 2020, and before that, as the Company's Senior Vice President and Chief Financial Officer from January 2016 to September 2019.

Before joining Copart, Mr. Liaw served as the Chief Financial Officer of Fleetpride, Inc., a privately-held company that distributes truck and trailer parts nationwide, from January 2013 to January 2016. From August 2005 to December 2012, Mr. Liaw was a principal of TPG Management, L.P., a private equity firm. Mr. Liaw earned his B.A. and B.B.A. from the University of Texas in 1999, and his M.B.A. from Harvard University in 2005.

Effective upon his promotion to co-chief executive officer, Mr. Liaw will receive a base salary of $900,000 per year. Mr. Liaw will also be eligible to receive an annual target bonus of $1,100,000, subject to performance-based criteria established by the compensation committee of the Board (the "Committee").

In connection with his appointment as co-chief executive officer, the Committee has also approved certain equity incentive awards for Mr. Liaw, consisting of restricted stock units and stock options. In both cases, the equity incentive awards are subject to the terms and conditions of the Company’s 2007 Amended and Restated Equity Incentive Plan.

Mr. Liaw has been granted an award of 50,000 restricted stock units, subject to the form of restricted stock unit award agreement for senior executives. The restricted stock units will be subject to vesting as follows: 20% of the restricted stock units will vest on the first anniversary of the date of grant, and the balance of the shares will vest ratably over the 48 months thereafter, such that the restricted stock units will be fully vested on the fifth anniversary of the date of grant. The restricted stock units will be settled in shares of the Company's common stock, net of applicable tax withholdings, and the resulting net shares of common stock are subject to a special lock-up restriction, such that none of the net shares of common stock received as a result of the vesting of the restricted stock units award may be sold, transferred, or assigned by Mr. Liaw until April 1, 2032, which is a period of 10 years from the original date of grant.

Mr. Liaw has also been granted an award of 175,000 stock options, subject to the form of stock option award agreement for senior executives. This stock option award will be subject to vesting as follows: 20% of the stock options will vest on the first anniversary of the date of grant and the balance will vest ratably over the 48 months thereafter, such that the stock options will be fully vested on the fifth anniversary of the date of grant.

Mr. Liaw has also been granted a separate award of 325,000 stock options, subject to the form of performance-based stock option award agreement previously approved by the Committee for performance-based vesting. This stock option award will be subject to two forms of vesting conditions, consisting of regular time-based vesting and a separate price premium hurdle. The time-based vesting will occur as follows: 20% of the stock options will vest on the first anniversary of the date of grant and the balance will vest ratably over the 48 months thereafter, such that the stock options will be fully vested on the fifth anniversary of the date of grant. Under the price premium hurdle condition, no portion of the performance-based stock option award may be exercised unless the Company's stock price in trading on the NASDAQ Global Select Market is equal to or greater than 125% of the strike price, both (1) at the moment of any exercise, and (2) as of the close of market trading for each of the 20 consecutive trading days preceding the date of any exercise.

Mr. Liaw is not eligible to receive any future equity incentive awards until April 1, 2026, which is the fourth anniversary of his appointment as co-chief executive officer.

Mr. Liaw’s new executive compensation arrangement falls under the terms of his existing Executive Officer Employment Agreement, effective January 4, 2016, previously included as Exhibit 10.26 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2015, and which is incorporated herein by reference.

Mr. Liaw’s employment agreement provides that in the event his employment is involuntarily terminated other than for disability or “cause” or he resigns from his employment for “good reason” (as defined in the employment agreement), and conditioned on his executing a severance agreement and release of claims, he will be entitled to a lump sum payment equal to fifty percent (50%) of his then-current annual base salary, less applicable tax withholding. Mr. Liaw’s employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under the Company’s then-existing severance and benefit plans and policies at the time of termination.

Mr. Liaw’s employment agreement does not provide for severance payments or acceleration of vesting of equity awards in the event of a change in control of the Company. In the event of a “change in control” (as defined in our 2007 Amended and Restated Equity Incentive Plan), if the awards to be granted are not assumed by the successor corporation, the compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Mr. Liaw’s employment agreement does not provide for payment of any amount in connection with termination of employment upon a change in control of the Company, other than those payments otherwise due to Mr. Liaw upon an involuntary termination or resignation for “good reason.” No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for “cause.”

A copy of the press release, dated March 30, 2022, announcing Mr. Liaw’s appointment as the Company’s co-chief executive officer is attached hereto as Exhibit 99.1. The summary description of Mr. Liaw’s Executive Officer Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Officer Employment Agreement effective as of January 4, 2016 incorporated herein by reference.

In addition, the Company previously entered into its standard form of indemnification agreement with Mr. Liaw, which is filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 1, 2012 and is incorporated herein by reference. Other than the indemnification agreement described in the preceding sentence, Mr. Liaw has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Liaw and any of the Company’s directors or executive officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On March 30, 2022, in connection with Mr. Liaw's' appointment as co-chief executive officer, the Board amended and restated the Company's Bylaws to create additional flexibility in the officer roles the Board may designate, including without limitation the Board's capacity to appoint one or more chief executive officers. The foregoing summary of the amendment and restatement of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated effective as of March 30, 2022, a copy of which is filed as Exhibit 3.1 to this report and is hereby incorporated by reference into this Item 5.03.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
3.1	Amended and Restated Bylaws

99.1	Press Release, dated March 30, 2022, announcing the appointment of Jeffrey Liaw as co-chief executive officer of Copart, Inc.

104	Cover Page Interactive File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 30, 2022

COPART, INC.

By:	/s/ John North
John North
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Section 9 — Financial Statements and Exhibits

Exhibit Number	Description
3.1	Amended Bylaws

99.1	Press Release, dated March 30, 2022, announcing the appointment of Jeffrey Liaw as co-chief executive officer of Copart, Inc.

104	Cover Page Interactive File (embedded within the Inline XBRL document).